Exhibit 23.2

CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

      We hereby consent to: (1) the use of our opinion letter dated August 5, 2003 to the Board of Directors of General Motors Corporation as part of Appendix E to the joint General Motors Corporation Consent Solicitation Statement, Hughes Electronics Corporation Prospectus and The News Corporation Limited Prospectus, which forms a part of Registration Statement No. 333-105851 on Form S-4 filed by Hughes Electronics Corporation (the “Hughes Registration Statement”) and Registration Statement No. 333-105853 on Form F-4 filed by The News Corporation Limited (the “News Corporation Registration Statement”) relating to a series of transactions involving Hughes Electronics Corporation, a wholly owned subsidiary of General Motors Corporation; (2) the use of our opinion letter dated April 9, 2003 to the Board of Directors of General Motors Corporation as Exhibit 99.17 to the Hughes Registration Statement and as Exhibit 99.19 to the News Corporation Registration Statement; (3) reference to such opinion letters under Item 21(c) of Part II of each of the Hughes Registration Statement and the News Corporation Registration Statement; and (4) to the references to such opinions to the Board of Directors of General Motors Corporation in such Consent Solicitation Statement/ Prospectus under the captions “Summary— Fairness of the Transactions; Recommendation of the GM Board of Directors”, “The Transactions— GM Background and Considerations— Development of the Transactions by GM and Hughes”, “The Transactions— GM Background and Considerations— Recommendations of the Hughes Board of Directors, the GM Capital Stock Committee and the GM Board of Directors; Fairness of the Transactions”, “The Transactions— GM Background and Considerations— Fairness Opinions of GM’s Financial Advisors”, and “The Transactions— GM Background and Considerations— Fairness Opinions of GM’s Financial Advisors— Merrill Lynch Fairness Opinion.”

      In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statements within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

MERRILL LYNC	H, PIERCE, FENNER & SMITH

INCORPORATED

/s/ HUGH SULLIVAN

By: Hugh Sullivan

Title: Managing Director

August 20, 2003